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                                                                Exhibit (4)E.(i)


                       FISCAL AND PAYING AGENCY AGREEMENT


        This Fiscal and Paying Agency Agreement dated as of June 30, 1993 between Summit Bank, a bank chartered by the State of New Jersey, as issuer (the "Bank"), and Summit Bank, as fiscal and paying agent (the "Fiscal and Paying Agent").

        WHEREAS the Bank proposes to issue and sell from time to time its $50,000,000 6-3/4% Subordinated Notes Due 2003 (the "Subordinated Notes") in such amounts as may be duly authorized by the Bank;

        WHEREAS the Bank desires to appoint the Fiscal and Payment Agent as fiscal and paying agent of the Bank with respect to the preparation, authentication, delivery, registration and payment of the Subordinated Notes;

        NOW, THEREFORE, the parties agree as follows:

                                   ARTICLE I
                                  APPOINTMENT

        Section 1.1 Appointment of Fiscal and Paying Agent. The Fiscal and Paying Agent is hereby appointed as fiscal and paying agent for the Subordinated Notes on the terms and conditions specified in this Agreement, and the Fiscal and Paying Agent hereby accepts such appointment. The Bank hereby appoints the Fiscal and Paying Agent as registrar for the Subordinated Notes. Unless otherwise specified, capital terms used herein shall have the meanings ascribed to them in the Subordinated Notes.

                                   ARTICLE II
                             THE SUBORDINATED NOTES

        Section 2.1 Form of Subordinated Notes. The Subordinated Notes will be represented by one or more global certificates. The Subordinated Notes shall be registered in the name of The Depository Trust Company ("DTC"), as depository or its nominee. All Subordinated Notes shall be in substantially the form attached hereto as Exhibit A and may have such appropriate insertions, omissions, variations or substitutions as are required or permitted by, and not inconsistent with, this Agreement, and may also have such letters, numbers or other marks of identification and such
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legends or endorsements place thereon a may be required to comply with any applicable laws or with any applicable rules or regulations made pursuant thereto or with the rules or regulations of any governmental agency or as may, consistently herewith, be determined by the officers of the Bank executing such Subordinated Notes, as evidenced by their execution thereof. Beneficial interests in Subordinated Notes will be shown on, and the transfer thereof will be effected only through, records maintained by DTC and its participants.

        Section 2.2 Certificates of Authorized Representatives of the Bank. From time to time, the Bank shall furnish the Fiscal and Paying Agent with a certificate of the Bank in the form attached hereto as Exhibit B certifying the incumbency and specific signatures of representatives of the Bank authorized to instruct the Fiscal and Paying Agent regarding the completion and delivery of the Subordinated Notes (each an "Authorized Representatives"). Until five Business Days (as hereinafter defined) after the Fiscal and Paying Agent receives a subsequent incumbency certificate of the Bank, the Fiscal and Paying Agent shall be entitled to rely on the last such certificate delivered to it for purposes of determining the Authorized Representatives. The Fiscal and Paying Agent shall have non-responsibility to the Bank to determine by whom or by what means a facsimile signature of the Bank may have been affixed on the Subordinated Notes, or whether a signature of an Authorized Representatives is genuine, if such signature resembles the specimen signature of such Authorized Representative on such certificate.

        Section 2.3       Completion, Authentication and Delivery.

        (a) All Subordinated Notes shall be issued and delivered in accordance with this Agreement, the Subordinated Notes and the Letter of Representation from the Bank and the Fiscal and Paying Agent to DTC to be dated July 7, 1993 (the "Additional Agreements"). Notwithstanding the foregoing, the Fiscal and Paying Agent shall not be required to perform any duties on any day that is not a Business Day (as hereinafter defined). All instructions regarding the completion and delivery of Subordinated Notes shall be given by an Authorized Representative by telex, telecopy or other means acceptable to the Fiscal and Paying Agent. Upon receipt of instructions as described in the preceding sentence, the Fiscal and Paying Agent shall:
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        (1)      complete a Subordinated Notes or Notes representing one or more Subordinated Notes in accordance with such instructions;

        (2) manually countersign and authenticate such Subordinated Note or Notes by any one of the officers or employees of the Fiscal and Paying Agent duly authorized and designated by it for such purpose; and

        (3)      deliver such Subordinated Note to DTC.

        (b) If any Subordinated Note has been countersigned by one of the Fiscal and Paying Agent's officers who was duly authorized for such purpose but who is not so designated at the time said Subordinated Note is to be paid, the Fiscal and Paying Agent is authorized and will pay the Subordinated Note notwithstanding that the authority of said officer has been terminated between the time of execution and the time of payment.

        (c) In the event a discrepancy exists between the instructions as originally received by the Fiscal and Paying agent and any subsequent written confirmation thereof, such original instructions will be deemed controlling if action has already been taken in reliance on such original instructions, provided that the Fiscal and Paying Agent gives notice to the Bank of such discrepancy promptly upon the receipt of such written confirmation.

        (d) Should the Fiscal and Paying Agent at any time request and receive an opinion of its counsel (which includes in-house counsel) concerning is duties hereunder, it shall be free to act upon the advice contained in such opinion and shall be relieved of any liability under this Agreement in so acting.

        (e) All instructions for the completion, authentication and delivery of the Subordinated Notes must be received by the Fiscal and Paying Agent by 12 Noon, New York City time, on the second Business Day preceding the original issue date. For purposes of this Agreement the term "Business Day" shall mean any day that is not a Saturday or Sunday or a day on which banks in New York, New York and Newark, New Jersey are authorized or required by applicable law or regulation to be closed.

        (f) The Fiscal and Paying Agent shall incur no liability to the Bank in acting or refraining from taking any
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action hereunder upon instructions contemplated hereby which the recipient thereof believed in good faith to have been given by an Authorized
Representative.

        (g) Each instruction given to the Fiscal and Paying Agent in accordance with this Section 2.3 shall constitute a representation and warranty to the Fiscal and Paying Agent by the Bank that the issuance and delivery of the Subordinated Note or Subordinated Notes to which the instruction relates have been duly and validly authorized by the Bank, that such Subordinated Note or Subordinated Notes when completed, countersigned, authenticated and delivered pursuant hereto, will constitute valid and legally binding obligations of the Bank, and that the Fiscal and Paying Agent's appointment to act for the Bank hereunder has been duly authorized by all necessary corporate action of the Bank.

        (h) The Bank further represents and warrants to the Fiscal and Paying Agent that the Bank is free to enter into this Agreement and to perform the terms hereof.

        Section 2.4 Denominations. Except as provided in Section 2.5(b), the Subordinated Notes shall be issuable only in book-entry form, without coupons, in minimum denominations of $100,000 and any amount in excess thereof which is an integral multiple of $1,000. If Subordinated Notes are issued in definitive form, payment and other terms related to such Subordinated Notes will be as set forth on the face thereof.

        Section 2.5 Proceeds of Sale of the Subordinated Notes; Issuance of Certificated Securities.

        (a) Funds received in payment for Subordinated Notes issued by the Bank shall be credited to an account of the Bank, as instructed by the Bank.

        (b) The Subordinated Notes are exchangeable for definitive notes only if (i) DTC notifies the Banking writing that it is no longer willing or able to continue as a depositary for the Subordinated Notes or if DTC ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and a successor depositary is not appointed by the Bank within ninety days after the effective date of DTC's ceasing to act as depositary for the Subordinated Notes, (ii) the Bank, at its option, notifies the Fiscal and Paying Agent in writing that it elects to cause the issuance of Subordinated Notes in definitive form
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or (iii) any event shall have happened and be continuing which, after notice or lapse of time, or both, would constitute an Event of Default with respect to the Subordinated Notes. In the event of such occurrences, upon surrender by the Depositary or a successor depository of the Subordinated Notes, the Bank will execute, and the Fiscal and Paying Agent will, upon the execution of the then standard form of the Fiscal and Paying Agent's agreement for certificated securities and upon receipt of instructions in writing from the Bank, authenticate and deliver Subordinated Notes of like tenor and terms in definitive form to each person that the Depositary or a successor depositary identifies and the beneficial owner of the related Subordinated Notes in an aggregate principal amount equal to the principal amount of the Subordinate Notes then outstanding in exchange for such Subordinated Notes. Any such certificated Subordinated Notes will be issued in fully registered form, without coupons, in minimum denominations of $100,000 or any amount in excess thereof which is an integral multiple of $1,000. Such certificated
Subordinated Notes may not subsequently be exchanged by a Holder for Subordinated Notes in denominations of less than $100,000.

        Section 2.6 Registration, Registration of Transfer and Exchange. The Fiscal and Paying Agent shall, so long as any of the Subordinated Notes remain outstanding, maintain all records as may be customary, including all forms of transfer for the Subordinated Notes and shall:

        (a) Keep at its corporate trust office in Summit, New Jersey or in New York, New York a register (the "Security Registrar") in such form as the Fiscal and Paying Agent may determine, in which, subject to such reasonable regulations as it may prescribe, it shall provide for the registration of the Subordinated Notes and of transfer thereof.

        (b) Maintain records showing for each outstanding Subordinated Notes the principal amount, Date of Maturity, interest rate and other terms thereof; the date of original issue and all subsequent transfers and consolidations or exchanges; provided that the Fiscal and Paying Agent shall have no responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in any Subordinated Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests, and it shall be fully protected in acting or refraining from acting on any such information provided by DTC.
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        (c)      All Subordinated Notes presented for transfer shall be duly endorsed or be accompanied by a written instrument of transfer.

        (d) Each Subordinated Note shall bear an original issue date which shall remain the same for all Subordinated Notes subsequently issued upon transfer, exchange or substitution of such original Subordinated Note regardless of the date of issuance of any such subsequently issued Subordinated Note.

        Section 2.7 Persons Deemed Owners. Prior to due presentment of a Subordinated Note for registration or transfer, the Bank, the Fiscal and Paying Agent and any agent of the Bank or the Fiscal and Paying Agent may treat the person in whose name such Subordinated Note is registered in the Security Register as the owner of the Subordinated Note for the purpose of receiving payments of principal and interest, if any, and for all other purposes whatsoever, whether or not such Subordinated Note be overdue, and neither the Bank nor the Fiscal and Paying Agent shall be affected by notice to the contrary.

        Section 2.8 Cancellation of Unissued Subordinated Notes. Promptly upon the written request of the Bank, the Fiscal and Paying Agent shall cancel and return to the Bank all unissued Subordinated Notes in its possession.

        Section 2.9 Mutilated, Lost, Stolen or Destroyed Subordinated Notes. The Fiscal and Paying Agent shall effect the replacement of mutilated, lost, stolen or destroyed Subordinated Notes in accordance with the custom and usage of the financial industry.


                                  ARTICLE III
                          THE FISCAL AND PAYING AGENT

        Section 3.1 Payment of Subordinated Note. Payments of principal and interest payable at stated maturity or upon redemption will be made in immediately available funds at the corporate trust office of the Fiscal and Paying Agent in Summit, New Jersey or New York, provided that the Subordinated
Note is presented to the Fiscal and Paying Agent in time for the Fiscal and Paying Agent to make such payments in such funds in accordance with its normal procedures. Interest (other than interest payable at stated maturity or upon redemption) will be paid by check mailed to the address
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of the person entitled thereto as it appears in the Security Register maintained at the corporate trust office of the Fiscal and Paying Agent at the close of business on the relevant Record Date next preceding each Interest Payment Date or to such other address in the United States as any registered Holder shall designate to the Fiscal and Paying Agent in writing not later than the relevant Record Date. Notwithstanding the foregoing, if a registered Holder of a Subordinated Note owns a single Subordinated Note in the principal amount of at least $1,000,000 such Holder shall be entitled to receive payments of interest (other than at stated maturity) by wire transfer of immediately available funds to a bank account in the United States designated by the Holder in written request to the Fiscal and Paying Agent not later than 15 calendar days prior to the applicable Interest Payment Date. The Fiscal and Paying Agent shall have no obligation to use its own funds for any such payment or for any other purpose pursuant to this Agreement.

        Section 3.2 Information Regarding Amounts Payable. The Fiscal and Paying Agent shall, as soon as practicable after each Record Date for the payment of interest (other than interest payable at maturity) on any Subordinated Note, but not later than five days preceding the related Interest Payment Date, notify the Bank of the interest to be paid on such Subordinated Note on the related Interest Payment Date. In addition, the Fiscal and Paying Agent shall by the 15th day prior to the maturity of the Subordinated Notes furnish to the Bank a list showing the principal and interest payable at maturity on such Subordinated Notes.

        Section 3.3 Deposit of Funds. Subject to the terms of the Subordinated Note, the Bank shall deposit by 12 Noon, New York City time, with the Fiscal and Paying Agent (i) on each Interest Payment Date an amount in immediately available funds sufficient to pay the interest due on such date and
(ii) on the Date of Maturity of such date and (ii) on the Date of Maturity of each such Subordinated Note an amount in immediately available funds sufficient to pay the principal of such Subordinated Note and the interest accrued thereon to the Date of Maturity.

        Section 3.4       Money for Subordinated Note Payments to Be Held in
Trust.

        (a) In acting under this Agreement and in connection with the Subordinated Notes, the Fiscal and Paying Agent is acting solely as agent of the Bank and does not assume any relationship or agency or trust for or with any of
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the Holders of the Subordinated Notes, except that, subject to the provisions of subsection (b) of this Section 3.4, all money deposited with the Fiscal and Paying Agent pursuant to Section 3.3 shall be held by it in trust for the benefit of the Holders of the Subordinated Notes entitled thereto until such money is paid to such Holders of the Subordinated Notes in accordance with the provisions of the Subordinated Notes and this Agreement or otherwise disposed of as provided herein but such money need not be segregated from other funds except to the extent required by law.

        (b) Any money deposited with the Fiscal and Paying Agent for the payment of the principal of or interest on any Subordinated Note that remains unclaimed for two years after such principal or interest has become due and payable shall be paid to the Bank, upon its written request, and Holders of the Subordinated Notes shall thereafter, as unsecured creditors, look only to the Bank for payment thereof, and all liability of the Fiscal and Paying Agent with respect to such money shall thereupon cease.

        Section 3.5 Additional Responsibilities. Unless the Fiscal and Paying Agent has entered into a separate written agreement which specifically addresses the standard of care with respect to the duties discussed by this Section, if the Bank shall ask the Fiscal and Paying Agent to perform any duties not specifically set forth in this Agreement or in the Additional Agreements as duties of the Fiscal and Paying Agent (the "Additional Responsibilities") and the Fiscal and Paying Agent chooses to perform such Additional Responsibilities, the Fiscal and Paying Agent shall be held to the same standard of care and shall be entitled to all the protective provisions (including, but not limited to, indemnification) set forth herein.

        Section 3.6 Miscellaneous. Notwithstanding anything to the contrary herein or in the Additional Agreements,

        (a) in paying Subordinated Notes hereunder, the Fiscal and Paying Agent shall be acting as a conduit and shall not be paying Subordinated Notes for its own account, and in the absence of written notice from the Bank to the contrary, the Fiscal and Paying Agent shall be entitled to assume that any Subordinated Note presented to it, or deemed presented to it, for payment, is entitled to be so paid;
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        (b)      the Fiscal and Paying Agent may become a purchaser, holder, transferor or may otherwise own, hold or transfer any beneficial interest in any Subordinated Notes any may commence or join in any action which a beneficial owner of a Subordinated Note is entitled to take without any conflict with its responsibilities pursuant to this Agreement;

        (c) the Fiscal and Paying Agent shall not be required to invest any moneys delivered to it pursuant to this Agreement;

        (d) the Fiscal and Paying Agent shall have no liability for interest on any moneys received or held by it hereunder;

        (e) the Fiscal and Paying Agent shall not be responsible for the correctness of any recital of any party other than the Fiscal and Paying Agent that is stated herein or in the Subordinated Notes or in any offering materials and make no representations as to the validity of the Subordinated Notes and shall incur no responsibility in respect thereto;

        (f) the Fiscal and Paying Agent shall be protected in acting or refraining from acting upon any notice, order, requisition, request, consent, certificate, order, opinion (including an opinion of counsel, Officers' Certificate (as hereinafter defined), affidavit, letter, telegram or other paper or document in good faith deemed by it to be genuine and correct and to have been signed or sent by the proper person or persons; and

        (g) any action taken by the Fiscal and Paying Agent pursuant to this Agreement or the Additional Agreements upon the request or authority or consent of any person who at the time of making such request or giving such authority or consent is the Holder of any Subordinated Note shall be conclusive and binding upon all future Holders of the same Subordinated Note and all Subordinated Notes issued in exchange therefor or in place thereof.



                                   ARTICLE IV
                         LIABILITY AND INDEMNIFICATION

        Section 4.1 Liability. The Fiscal and Paying Agent's duties are ministerial in nature and the Fiscal and Paying Agent shall not have any liability hereunder or under
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the Additional Agreements except in the case of its negligence or willful misconduct. The duties and obligations of the Fiscal and Paying Agent shall be determined by the express provisions of this Agreement and it shall not be liable except for the performance of such duties and obligations as are specifically set forth herein and no implied covenants shall be read into this Agreement against it. The Fiscal and Paying Agent shall have no responsibility in the case of any default by the Bank in the performance of any covenants contained in the Subordinated Notes. The Fiscal and Paying Agent may refuse to perform any duty or exercise any right or power hereunder unless it receives indemnity satisfactory to it against any related loss, liability or expense. The Fiscal and Paying Agent shall not be required to ascertain whether any issuance or sale of Subordinated Notes (or any amendment or termination of this Agreement) has been duly authorized or is in compliance with any other agreement to which the Bank is a party (whether or not the Fiscal and Paying Agent is also a party to such other agreements).

        Section 4.2 Indemnification. The Bank agrees to indemnify and hold harmless the Fiscal and Paying Agent, its officers, directors, employees and agents from and against reasonable losses, liabilities, obligations, claims, damages, costs and expenses of any kind or nature whatsoever (including, without limitation, reasonable legal fees and expenses) relating to or arising out of its performance of the Fiscal and Paying Agent's duties under this Agreement and/or the Additional Agreements, except to the extent they are caused by the negligence or willful misconduct of the Fiscal and Paying Agent. In the event of resignation or removal of the Fiscal and Paying Agent, any successor to the performance of the obligations of the Fiscal and Paying Agent as specified in this Agreement shall be entitled to rely upon this indemnity and said successor, the Bank or DTC shall not be entitled to a separate indemnity from the Fiscal and Paying Agent. These indemnification obligations shall survive the termination of this Agreement, including any termination pursuant to any applicable federal or state bankruptcy law, to the extent enforceable under applicable law, and shall survive the resignation or removal of the Fiscal and Paying Agent while remaining applicable to any action taken or omitted by the Fiscal and Paying Agent while acting pursuant to this Agreement and/or the Additional Agreements.
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        Section 4.3       Officers' Certificate.  Any instruction given by the
Bank to the Fiscal and Paying Agent under this Agreement shall be in he form of an Officers' Certificate. For the purposes of this Agreement, "Officers' Certificate" means a certificate signed by an Authorized Representative and delivered to the Fiscal and Paying Agent.

                                   ARTICLE V
               RESIGNATION OR REMOVAL OF FISCAL AND PAYING AGENT

        Section 5.1 Resignation or Removal. The Fiscal and Paying Agent may at any time resign from its duties hereunder by giving written notice of resignation to the Bank specifying the date on which such resignation shall become effective; provided, however, that such date shall be not less than 30 days after such notice is given to the Fiscal and Paying Agent. Any termination or resignation hereunder shall not affect the Fiscal and Paying Agent's right to the payment of fees earned or charges incurred through the effective date of such termination or resignation, as the case may be.

        Section 5.2 Successor Fiscal and Paying Agent. Upon the effective date of such resignation or removal, the Fiscal and Paying Agent shall deliver any money then held by it pursuant to Section 3.4(a) to the successor appointed by the Bank to serve as fiscal and paying agent for the Subordinated Notes and all liability of the Fiscal and Paying Agent with respect to such money shall thereupon cease. The Fiscal and Paying Agent shall also provide such successor with a copy of its record relating to the Subordinated Notes as such successor shall reasonably request. However, the Fiscal and Paying Agent shall not be required to deliver such materials to any location outside New York, New York or Summit, New Jersey, and may retain copies of any records turned over for archival purposes. If such successor has not been appointed by the effective date of such resignation or removal, the Fiscal and Paying Agent shall pay such money and deliver such records to the Bank with the same effect as though such payment were made pursuant to Section 3.4(b). The delivery, transfer and assignment of such moneys and records by the Fiscal and Paying Agent to its successor or
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the Bank, as the case may be, shall be sufficient, without the requirement of any additional act or the requirement of any indemnity to be given by the Fiscal and Paying Agent, to relive the Fiscal and Paying Agent of all further responsibility for the exercise of the rights or the performance of the obligations vested in the Fiscal and Paying Agent pursuant to this Agreement.

        Section 5.3 Successor by Merger, etc. Any corporation or association into which the Fiscal and Paying Agent may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer its corporate trust and agency business as a whole, or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which it is a party, shall be and become successor Fiscal and Paying Agent hereunder and shall be invested with all of the rights, powers, trusts, duties and obligations of the Fiscal and Paying Agent hereunder, without the execution or filing of any instrument or any further act. The Fiscal and Paying Agent shall provide notice to the Bank of any such conversion, merger, consolidation, sale or transfer as soon as practicable after the Fiscal and Paying Agent obtains knowledge that such event will occur or has occurred.

                                   ARTICLE VI
                                 MISCELLANEOUS

        Section 6.1 Compensation of the Fiscal and Paying Agent. The Bank agrees to pay the Fiscal and Paying Agent compensation for all services rendered by the Fiscal and Paying Agent hereunder in such amount and payable at such times as the Bank and the Fiscal and Paying Agent may agree and to promptly reimburse the Fiscal and Paying Agent for all reasonable out-of-pocket expenses (including reasonable counsel fees), disbursements and advances incurred or made by the Fiscal and Paying Agent in the performance of its duties hereunder. The obligation of the Bank pursuant to this Section 6.1 shall survive the termination of this Agreement, including any termination pursuant to any federal or state bankruptcy law, to the extent enforceable under applicable law.

        Section 6.2 Reliance on Opinions of Counsel or Officers' Certificates. The Fiscal and Paying Agent shall have no liability to the Bank in respect of an action taken or omitted by the Fiscal and Paying Agent in good faith in
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reliance on a written opinion of its counsel or Officers' Certificate, including in-house counsel.

        Section 6.3 Subordinated Notes Held by Fiscal and Paying Agent. The Fiscal and Paying Agent, in its individual capacity (if not the Bank) or other capacity, may become the owner or pledgee of Subordinated Notes with the same rights it would have if it were not acting as Fiscal and Paying Agent hereunder.

        Section 6.4 Notices. Notices and other communications hereunder shall (except to the extent otherwise expressly provided) be in writing or given via electronic media and shall be addressed as follows, or to such other addresses as the parties hereto shall specify from time to time:


        If to the Bank:                    Summit Bank
                                           One Main Street
                                           Chatham, New Jersey 07928
                                           Attention: John F. Kuntz

                 Telephone:                (201) 701-2665
                 Telecopy:                 (201) 701-0464



        If to the Fiscal
        and Paying Agent:                  Summit Bank
                                           40 Beechwood Road
                                           Summit, New Jersey 07901

                 Telephone:                (201) 701-2665
                 Telecopy:                 (201) 701-0464

All notices shall be deemed given when received.

        Section 6.5 Parties. Except for rights arising under Sections 3.4(a) and 6.9, this Agreement is solely for the benefit of the parties hereto and their successors and assigns and nothing herein, express or implied shall give to any other person including, without limitation, any beneficial owner of Subordinated Notes, any benefits or any legal or equitable right, remedy or claim under this Agreement.
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        Section 6.6       Governing Law.  THIS AGREEMENT AND THE RIGHTS AND
OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW JERSEY.

        Section 6.7 Separability. In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

        Section 6.8 Effect of Headings. The article and section headings herein are for convenience of reference only and shall not affect the construction hereof.

        Section 6.9 Amendments; Waivers; Notices of Acceleration After Events of Default.

        (a) Without the consent of any Holders of Subordinated Notes, the Bank and the Fiscal and Paying Agent, at any time and from time to time, may enter into one or more agreements supplemental hereto, for any of the following purposes:

        (i) to evidence the succession of another person to the Bank and the assumption by any such successor of the covenants and agreements of the Bank herein and in the Subordinated Notes; or

        (ii) to evidence or provide for the acceptance of appointment hereunder by a successor Fiscal Agent with respect to the Subordinated Notes or to change the address of a Fiscal Agent to another location in New York, New York or Summit, New Jersey; or

        (iii) to add further covenants, restrictions or conditions for the protection of Holders of the Subordinated Notes; or

        (iv) to cure ambiguities or to correct any provision herein or in the Subordinated Notes in case of defect or inconsistencies in the provisions hereof or thereof or to supplement with such other provisions, so long as any such cure, correction or supplement does not adversely affect the interest of the Holders of the Subordinated Notes in any material respect;
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provided, however, that no such supplemental agreement shall, without the consent of the Holder of each outstanding Subordinated Note of any such series:

        (v) change the Date of Maturity of any Subordinated Note, or change the definition of Interest Payment Date contained in such Subordinated Notes, or reduce the principal amount of or the rate of interest on any Subordinated Note, or change the coin and currency in which any Subordinated Note or the interest on any Subordinated Note, or change the coin and currency in which any Subordinated Note or the interest thereon is payable, or change the place specified in the Subordinated Notes where principal and interest is payable to a place outside New York, New York, or Summit, New Jersey or impair the right of Holders of such Subordinated Notes to institute suit for the enforcement of any payment of principal of or interest or other amounts on such Subordinated Notes on or after the Date of Maturity or due date therefor, or modify the subordination provisions of the Subordinated Notes in any manner adverse to the Holders of Subordinated Notes; or

        (vi) reduce the percentage in principal amount of the outstanding Subordinated Notes, the consent of whose Holders is required for any such supplement agreement or any waiver of an Event of Default under Section 6.9(e) of this Agreement: or

        (vii) modify any of the provisions of this Section 6.9, except to increase any such percentage or to provide that certain other provisions of this Agreement or the Subordinated Notes cannot be modified or waived without the consent of the Holder of each outstanding Subordinated Note.

        Before entering into any supplemental agreement, the Fiscal and Paying Agent shall receive and be fully protected in relying upon an Officers' Certificate and an opinion from counsel to the Bank that such supplemental agreement has been duly authorized, executed and delivered by the Bank and that all conditions precedent in connection with the execution of a supplemental agreement have been satisfied.

        It shall not be necessary under this Section 6.9 for the Holders of the Subordinated Notes to approve the particular form of any proposed supplemental agreement.

        (b) Notwithstanding any provisions of this Section 6.9 to the contrary, the Bank and the Fiscal and

Paying Agent shall not enter into any agreement or agreements supplemental hereto for the purpose of changing the Date of Maturity of any Subordinated Note or impairing the rights of the FDIC with respect to the Subordinated Notes without the specific prior written consent of the FDIC to such agreement or agreements. The Bank shall give a copy of any such consent to the Fiscal and Paying Agent promptly upon receipt thereof.

        (c)      Upon the execution of any supplemental agreement under this
Section 6.9, this Agreement shall be modified in accordance therewith, and such supplemental agreement shall form a part of this Agreement for all purposes and each Holder of Subordinated Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby. The Bank shall transmit by mail to each Holder of Subordinated Notes a notice setting forth the general terms of any supplemental agreement executed under this Section 6.9.

        (d) At any time after the delivery to the Fiscal and Paying Agent of a declaration of default and acceleration pursuant to the provisions of any Subordinated Note, the Holders of not less than 66-2/3% in principal amount of such outstanding Subordinated Notes may, by notice evidencing their ownership interests to the Bank and the Fiscal and Paying Agent, rescind and annul such declaration and its consequences if:

        (i) the Bank shall have paid to the Fiscal and Paying Agent a sum sufficient to pay the aggregate amount of overdue interest and any additional amounts on all of the Subordinated Notes and the aggregate principal amount of any Subordinated Notes which shall have become due and payable otherwise than as a result of any such declaration of default, together with accrued interest and any additional amount thereon; and

        (ii) the Fiscal and Paying Agent shall have received notice from the Bank that all Events of Defaults shall have been cured or waived as provided in Section 6.9(f) hereof;

The Fiscal and Paying Agent shall mail copies of any such rescission to the Holders of the Subordinated Notes in accordance with provisions of the Subordinated Notes. No such rescission shall affect any subsequent default or impair any right consequent thereto.

        (e) The Holders of not less than 66-2/3% in principal amount of the outstanding Subordinated Notes may, on behalf of the Holders of all of the outstanding Subordinated Notes, by notice evidencing their ownership interests to the Bank and Fiscal and Paying Agent shall provide copies of any such notice of a waiver to the Holders of the Subordinated Notes in accordance with the provisions of the Subordinated Notes. No such waiver shall affect any subsequent default or impair any right consequent thereto.

        (f) The Bank will promptly notify, and provide copies of any such notice to, the Fiscal and Paying Agent, and the Fiscal and Paying Agent will promptly mail by first-class mail, postage prepaid, copies of any such notice to the Holders of the Subordinated Notes, upon the occurrence of an Event of Default or the curing of any Event of Default.

        Section 6.10 Actions Due on Saturdays, Sundays and Holidays. If any date on which a payment, notice or other action required by this Agreement or any Additional Agreement falls on other than a Business Day, then that action or payment need not be taken or made on such date, but may be taken or made on the next succeeding Business Day on which the Fiscal and Paying Agent is open for business with the same force and effect as if made on such date.

        Section 6.11 Agreement to Pay Attorneys' Fees and Other Expenses. In the event the Bank shall default under any of the provisions of this Agreement and/or any Additional Agreement affecting the rights or duties of the Fiscal and Paying Agent and the Fiscal and Paying Agent shall employ attorneys or incur other expenses for the enforcement of performance or observance or any such obligation or agreement, the Bank agrees that it will on demand therefor pay to the Fiscal and Paying Agent the reasonable fees of such attorneys and such other reasonable expenses incurred by the Fiscal and Paying Agent.

        Section 6.12 Survival. The Fiscal and Paying Agent's rights to compensation, reimbursement and indemnification shall survive the termination of this Agreement and any Additional Agreements, including any termination pursuant to any federal or state bankruptcy law, to the extent enforceable under applicable law.

        Section 6.13      No Implied Waivers.   The right of any party under
any provision of this Agreement shall not be affected by its prior failure to require the performance by any other party under such provision or any other provision of this Agreement, nor shall the waiver by any party of a breach of any provision hereof constitute a waiver of any succeeding breach of the same or any other provision or constitute a waiver of the provision itself or any other provision.

        Section 6.14 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original but both or all of which, when taken together, shall constitute but one instrument, and shall become effective when copies hereof which, when taken together, bear the signatures of each of the parties hereto, shall be delivered to each of the parties hereto.

        Section 6.15      Term.   This Agreement shall remain in full force and
effect until the earlier to occur of (i) such time as the principal and interest on all the Subordinated Notes shall have been paid, and (ii) the effective date of the resignation or removal of the Fiscal and Paying Agent.

        IN WITNESS WHEREOF, the undersigned have executed this Agreement on the date first set forth above.

                         SUMMIT BANK, as issuer


                         By:       /s/ ROBERT G. COX
                            -----------------------------------------
                            Name:  Robert G. Cox
                            Title: President and Chief Executive Officer


                         SUMMIT BANK, as fiscal and paying agent


                         By:        /s/ JOSEPH MATE
                             ----------------------------------------
                             Name:  Joseph Mate
                             Title: Assistant Vice President and
                                    Corporate Trust Officer